                                        Filed Pursuant to Rule 424(b)(3) and (c)
                                                          File Number 333-101247



        FIRST PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 15, 2002


                              NUEVO ENERGY COMPANY


                        1,969,580 Shares of Common Stock

                                -----------------

         This first prospectus supplement supplements our prospectus dated November 22, 2002 relating to the public offering, which is not being underwritten, of up to 1,969,580 shares of our common stock, which may be offered and sold from time to time by certain of our stockholders or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer. We will receive no part of the proceeds of such sales. Subsequent to the filing of the prospectus, 73,521 shares of our common stock were distributed from escrow to Yorktown Energy Partners III, L.P. and 30,884 share were distributed from escrow to Yorktown Energy Partners IV, L.P. bringing the total shares held by each of entity to 1,245,149 and 523,046, respectively. The "Selling Stockholders" section of our prospectus is hereby supplemented to reflect the distribution by Yorktown Energy Partners III, L.P. of 1,245,149 shares of our common stock and the distribution by Yorktown Energy Partners IV, L.P. of 495,822 shares of our common stock. This first prospectus supplement should be read in conjunction with our prospectus and this first prospectus supplement is qualified by reference to our prospectus except to the extent that the information herein contained supersedes the information contained in such prospectus.

                                -----------------


         The date of this first prospectus supplement is July 16, 2003.


                              SELLING STOCKHOLDERS

         All shares of our common stock beneficially owned by Yorktown Energy Partners III, L.P. and reflected in our prospectus were distributed to its limited partners on July 15, 2003. All except 27,224 shares of our common stock beneficially owned by Yorktown Energy Partners IV, L.P. and reflected in our prospectus were distributed to its limited partners on July 15, 2003. The table of selling stockholders in our prospectus is hereby amended to reflect such distributions and supplemented to specifically include the entities and individuals who received such distributions. The following table sets forth as of July 15, 2003, the name of each of the entities and individuals who received shares of our common stock through the distributions by Yorktown Energy Partners III, L.P. and Yorktown Energy Partners IV, L.P. who were not specifically identified in our prospectus as selling stockholders, the number of shares of our common stock that each such selling stockholder beneficially owns as of such date, the number of shares of our common stock beneficially owned by each such selling stockholder that may be offered for sale from time to time by our prospectus and this first prospectus supplement, and the number and percentage of shares of our common stock to be beneficially owned by each such selling stockholder assuming the sale of all of the shares of such common stock offered by such selling stockholders. Except as indicated, none of such selling stockholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock.

         Except as set forth in this first prospectus supplement, there is no change to the section entitled "Selling Stockholders" in our prospectus. We may amend or supplement our prospectus and this first prospectus from time to time to update the disclosures set forth therein and herein.

                                                   Number                                               Percent of
                                                  of Shares                             Number of          Class
                                                Beneficially          Number of          Shares            Owned
                                               Owned Prior to       Shares Being       Owned After         After
       Name of Selling Stockholder                Offering           Offered(1)         Offering         Offering
------------------------------------------     --------------       ------------       -----------      ----------
Howard Hughes Medical Institute                    195,396             195,396              0                *
Yale University                                    184,031             184,031              0                *
Yorktown III Company LLC                           117,976             117,976              0                *
The Board of Trustees of the Leland
    Stanford Junior University                     115,236             115,236              0                *
City & County of San Francisco
    Employees' Retirement System                    92,692              92,692              0                *
Andrew W. Mellon Foundation                         86,426              86,426              0                *
EEP Gas Partners, L.P.                              67,631              67,631              0                *
The Regents of the University of Michigan           51,352              51,352              0                *
Massachusetts Mutual Life Insurance Company         48,600              48,600              0                *
The Travelers Insurance Company                     46,217              46,217              0                *
Moussescapade, L.P.                                 45,087              45,087              0                *

The Trustees of Cheyne Walk Trust                   43,429              43,429              0                *
Endowment Energy Partners IV, L.P.                  43,180              43,180              0                *
Travelers Casualty & Surety Company                 39,676              39,676              0                *
General Mills Group Trust                           36,937              36,937              0                *
Jackson National Life Insurance Co.                 28,808              28,808              0                *
Field Venture Partners                              25,676              25,676              0                *
BancBoston Investments, Inc.                        25,676              25,676              0                *
The Wellcome Trust Limited, as Trustee
    of the Wellcome Trust                           25,061              25,061              0                *
Harvard Management Private Equity
    Corporation                                     22,554              22,554              0                *
Hill & Co.                                          22,543              22,543              0                *
Naftinvest Limited                                  22,543              22,543              0                *
TIFF Partners I, LLC                                22,543              22,543              0                *
WLD Partners, Ltd.                                  22,543              22,543              0                *
Venture Investments Associates II, L.P.             20,289              20,289              0                *
Yale University Retirement Plan for
    Staff Employees                                 17,150              17,150              0                *
Emory University                                    15,663              15,663              0                *

                                                   Number                                               Percent of
                                                  of Shares                             Number of          Class
                                                Beneficially          Number of          Shares            Owned
                                               Owned Prior to       Shares Being       Owned After         After
       Name of Selling Stockholder                Offering           Offered(1)         Offering         Offering
------------------------------------------     --------------       ------------       -----------      ----------
Northwestern University                             15,663              15,663              0                *
Brown University                                    15,282              15,282              0                *
The Trustees of Ronald Family Trust B               14,476              14,476              0                *
Pantheon USA Fund III Limited                       13,629              13,629              0                *
Pantheon International Participations PLC           13,526              13,526              0                *
Hexagon Investments, LLC                            12,531              12,531              0                *
Venture Investment Associates III, L.P.             12,530              12,530              0                *
Thorndale Yorktown, L.L.C.                          11,277              11,277              0                *
KRESGE Foundation                                   10,651              10,651              0                *
The Trustees of Hamilton College                     9,398               9,398              0                *
University of Wisconsin Foundation                   9,398               9,398              0                *
Mass Mutual High Yield Partners LLC                  9,017               9,017              0                *
Bryan H. Lawrence                                    8,142               8,142              0                *
Father Flanagan's Trust Fund                         7,518               7,518              0                *
Yorktown IV Company LLC                              7,327               7,327              0                *
LJH Partners, LP                                     6,265               6,265              0                *
Frank Russell Trust Co. as Trustee for
    Roche Retirement Plans' Master Trust             6,265               6,265              0                *
Smith College                                        6,265               6,265              0                *
TIFF Partners III                                    6,265               6,265              0                *
Travelers Indemnity Company                          6,265               6,265              0                *
Nortrust Nominees fbo Unilever Pension
    Fund Trustees Ltd. as Trustee of
    Unilever Pension Fund                            6,265               6,265              0                *
The Washington University                            6,265               6,265              0                *
WLD Equity Partners 1999, Limited
    Partnership                                      6,265               6,265              0                *
The Phoenix Insurance Company                        5,410               5,410              0                *
Pantheon USA Fund III, L.P.                          5,167               5,167              0                *
The Travelers Life and Annuity Company               5,136               5,136              0                *
Keswick Private Fund II, LLC                         4,509               4,509              0                *
CIBC Capital Corporation                             3,133               3,133              0                *
Harvard Master Trust                                 2,506               2,506              0                *
Yale University Retiree Health Benefits
    Coverage Trust                                   1,253               1,253              0                *
Keswick Private Fund III, LLC                        1,253               1,253              0                *
Regenstrief Foundation, Inc.                         1,253               1,253              0                *
Reiman Charitable Foundation, Inc.                   1,253               1,253              0                *
Frederick R. Mayer                                   1,128               1,128              0                *
KL Partners LLC                                      1,127               1,127              0                *
Wells Fargo as Trustee for Father
    Flanagan's Boys' Home Pension
    Master Trust                                       940                 940              0                *
JFM Foundation                                         627                 627              0                *
W. Howard Keenan, Jr.                                  313                 313              0                *
Peter A. Leidel                                        313                 313              0                *
Anthony R. Mayer                                       125                 125              0                *
Tomas R. LaCosta                                       125                 125              0                *

-----------
*    Less than 1%

(1) Registration of the shares of common stock does not mean that all or any portion and these shares will be offered or sold by the selling stockholders pursuant to this first prospectus.